SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549



                             FORM 8-K

                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


               Date of Report:  September 14, 1995


                      BELLSOUTH CORPORATION
      (Exact name of registrant as specified in its charter)



         Georgia                 1-8607                  58-1533433
      (State or other         (Commission              (IRS Employer
      jurisdiction of          File Number)            Identification
      incorporation)                                   No.)


      1155 Peachtree Street, N. E., Atlanta, Georgia 30309-3610
      (Address of principal executive offices)       (Zip Code)


        Registrant's telephone number, including area code
                       (404) 249-2000

Item 5.  Other Events

MobileMedia has agreed to acquire BellSouth Corporation's paging subsidiary, MobileComm, and its two-way nationwide narrowband personal communications services license for a total of $945 million.

Pending regulatory approval, the sale is expected to close in 1996. The gain on such sale, subject to adjustments stipulated in the agreement, is estimated to be approximately $350 million on an after-tax basis.

Based in Jackson, Miss., MobileComm is the country's third largest paging company, providing paging and messaging services to 1.7 million customers.


                          SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by theundersigned thereunto duly authorized.


BELLSOUTH CORPORATION


By: /s/RONALD M. DYKES
    Ronald M. Dykes
    Vice President, Chief Financial Officer
     and Comptroller
    September 14, 1995